SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                   __________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   AT&T CORP.
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             (Exact Name of Registrant as Specified in Its Charter)


              New York                                  13-4924710
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(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)


    32 Avenue of the Americas
        New York, New York                              10013-2412
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(Address of Principal Executive Offices)                 (Zip Code)

    If this form relates to the                If this form relates to the
    registration of a class of                 registration of a class of
    securities pursuant to Section             securities pursuant to Section
    12(b) of the Exchange Act and              12(g) of the Exchange Act and is
    is effective pursuant to                   effective pursuant to General
    General Instruction A.(c),                 Instruction A.(d), please check
    please check the following                 the following box.  [ ]
    box.   [X]


Securities Act registration statement file number to which this form
relates:                                                           333-70279
                                                                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                      Name of Each Exchange on Which
       to be so Registered                      Each Class is to be Registered
       -------------------                      ------------------------------

Class A Liberty Media Group Common                  New York Stock Exchange
Stock, par value $1.00 per share
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Class B Liberty Media Group Common                  New York Stock Exchange
Stock, par value $1.00 per share
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The description of the Class A Liberty Media Group Common Stock, par value $1.00 per share, and the Class B Liberty Media Group Common Stock, par value $1.00 per share, of AT&T Corp. (the "Registrant") registered herein is contained under the captions "The AT&T Tracking Stock Amendment," "Relationship Between the AT&T Common Stock Group and the New Liberty Media Group," "Description of AT&T Capital Stock-AT&T Tracking Stock Amendment" and "Comparison of Certain Rights of Shareholders of AT&T and TCI-Summary Comparison of Terms of Liberty/Ventures Group Tracking Stock and New Liberty Media Group Tracking Stock" in the Registrant's Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") that forms a part of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 8, 1999 (File No. 333-70279). Such description is hereby incorporated by reference herein.

ITEM 2.   EXHIBITS.

Exhibit No.                           Description

1. Restated Certificate of Incorporation of the Registrant filed January 10, 1989, Certificate of Correction of the Registrant filed June 8, 1989, Certificate of Change of the Registrant filed March 18, 1992, Certificate of Amendment of the Registrant filed June 1, 1992, and Certificate of Amendment of the Registrant filed April 20, 1994 (filed as Exhibit 4-B to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 24, 1994 (File No. 033-54281) and incorporated herein by reference).

2. Form of Certificate of Amendment of the Certificate of Incorporation of the Registrant (included as Appendix B to the Proxy Statement/Prospectus and incorporated herein by reference)

3. By-Laws of the Registrant, as amended January 15, 1997 (filed as Exhibit (3)B to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 1997 (File No. 001-01105) and incorporated herein by reference).

4. Form of By-Law Amendment for the Capital Stock Committee and Policy Statement of the Registrant (included as Appendix C to the Proxy Statement/Prospectus and incorporated herein by reference).

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
                                    AT&T CORP.


                                    By:   /s/ Robert S. Feit
                                       ----------------------------------
                                       Robert S. Feit
                                       General Attorney and Assistant Secretary

Date:  March 3, 1999

                                  EXHIBIT INDEX


Exhibit No.                               Description
-----------                               -----------

1. Restated Certificate of Incorporation of the Registrant filed January 10, 1989, Certificate of Correction of the Registrant filed June 8, 1989, Certificate of Change of the Registrant filed March 18, 1992, Certificate of Amendment of the Registrant filed June 1, 1992, and Certificate of Amendment of the Registrant filed April 20, 1994 (filed as Exhibit 4-B to the Registrant's Registration Statement on Form S-8 filed with the Commission on June 24, 1994 (File No. 033-54281) and incorporated herein by reference).

2. Form of Certificate of Amendment of the Certificate of Incorporation of the Registrant (included as Appendix B to the Proxy Statement/Prospectus and incorporated herein by reference).

3. By-Laws of the Registrant, as amended January 15, 1997 (filed as Exhibit (3)B to the Registrant's Annual Report on Form 10-K filed with the Commission on March 31, 1997 (File No. 001-01105) and incorporated herein by reference).

4. Form of By-Law Amendment for the Capital Stock Committee and Policy Statement of the Registrant (included as Appendix C to the Proxy Statement/Prospectus and incorporated herein by reference).